                                                                    EXHIBIT 10.3







                                   $30,000,000

                         364-DAY SENIOR CREDIT AGREEMENT


                                   dated as of


                                February 23, 2001


                                      among


                          Orbital Sciences Corporation

                             The Banks Listed Herein

                                       and

                   Morgan Guaranty Trust Company of New York,
                 as Administrative Agent and as Collateral Agent

                 ----------------------------------------------

                                TABLE OF CONTENTS


                                                                                                        Page
                                                                                                        ----

ARTICLE 1   Definitions....................................................................................1
      Section 1.01.  Definitions...........................................................................1
      Section 1.02.  Accounting Terms and Determinations..................................................12

ARTICLE 2   The Credits...................................................................................12
      Section 2.01.  Commitments to Lend..................................................................12
      Section 2.02.  Method of Borrowing..................................................................12
      Section 2.03.  Notes................................................................................13
      Section 2.04.  Maturity of Loans....................................................................13
      Section 2.05.  Interest Rates.......................................................................13
      Section 2.06.  Commitment Fees......................................................................13
      Section 2.07.  Participation Fees...................................................................13
      Section 2.08.  Optional Termination of the Commitments..............................................13
      Section 2.09.  Mandatory Termination and Reduction of Commitments; Mandatory Prepayments............14
      Section 2.10.  Methodx..............................................................................14
      Section 2.11.  General Provisions as to Payments....................................................14
      Section 2.12.  Computation of Interest and Fees.....................................................14
      Section 2.13.  Taxes................................................................................15
      Section 2.14.  Other Fees...........................................................................16

ARTICLE 3   The Credits...................................................................................16
      Section 3.01.  Effectiveness........................................................................16
      Section 3.02.  Borrowings...........................................................................17

ARTICLE 4   Representations and Warranties................................................................18
      Section 4.01.  Corporate Existence and Power........................................................18
      Section 4.02.  Corporate and Governmental Authorization No Contravention............................18
      Section 4.03.  Binding Effect.......................................................................18
      Section 4.04.  Lien Enforceable.....................................................................18
      Section 4.05.  Assignments Valid....................................................................18
      Section 4.06.  Financial Information................................................................18
      Section 4.07.  Litigation...........................................................................19
      Section 4.08.  Compliance with ERISA................................................................19
      Section 4.09.  Environmental Matters................................................................19
      Section 4.10.  Taxes................................................................................19
      Section 4.11.  Subsidiaries.........................................................................19
      Section 4.12.  Full Disclosure......................................................................20

ARTICLE 5   Covenants.....................................................................................20
      Section 5.01.  Information..........................................................................20
      Section 5.02.  Payment of Obligations...............................................................22
      Section 5.03.  Maintenance of Property; Insurance...................................................22
      Section 5.04.  Conduct of Business and Maintenance of Existence.....................................23
      Section 5.05.  Compliance with Laws.................................................................24
      Section 5.06.  Inspection of Property, Books and Records............................................24

                                                                                                        Page
                                                                                                        ----

      Section 5.07.  Investments; Acquisitions............................................................24
      Section 5.08.  Minimum Consolidated Net Worth.......................................................24
      Section 5.09.  (a) Leverage.........................................................................25
      Section 5.10.  Minimum Operating Cash Flow..........................................................25
      Section 5.11.  Consolidated Loss Ratio..............................................................26
      Section 5.12.  Negative Pledge......................................................................26
      Section 5.13.  Consolidations, Mergers and Sales of Assets..........................................27
      Section 5.14.  Use of Proceeds......................................................................28
      Section 5.15.  Subsidiary Debt......................................................................28
      Section 5.16.  Restricted Payments..................................................................28
      Section 5.17.  Additional Collateral; Additional Guarantors; Further Assurances.....................28
      Section 5.18.  Consolidated Capital Expenditures....................................................29
      Section 5.19.  Accounts.............................................................................29
      Section 5.20.  Reduction Event Undertaking..........................................................29

ARTICLE 6   Defaults......................................................................................29
      Section 6.01.  Events of Default....................................................................29
      Section 6.02.  Notice of Default....................................................................31

ARTICLE 7   The Agents....................................................................................31
      Section 7.01.  Appointment and Authorization........................................................31
      Section 7.02.  Agents and Affiliates................................................................31
      Section 7.03.  Action by Agents.....................................................................31
      Section 7.04.  Consultation with Experts............................................................31
      Section 7.05.  Liability of Agents..................................................................32
      Section 7.06.  Indemnification......................................................................32
      Section 7.07.  Credit Decision......................................................................32
      Section 7.08.  Successor Agents.....................................................................32

ARTICLE 8   Miscellaneous.................................................................................32
      Section 8.01.  Notices..............................................................................32
      Section 8.02.  No Waiver............................................................................33
      Section 8.03.  Expenses; Documentary Taxes; Indemnification.........................................33
      Section 8.04.  Sharing of Set-Offs..................................................................33
      Section 8.05.  Amendments and Waivers...............................................................34
      Section 8.06.  Successors and Assigns...............................................................34
      Section 8.07.  Collateral...........................................................................35
      Section 8.08.  Proprietary Information..............................................................35
      Section 8.09.  Governing Law; Submission to Jurisdiction............................................35
      Section 8.10.  Counterparts; Integration............................................................35
      Section 8.11.  Severability.........................................................................35
      Section 8.12.  WAIVER OF JURY TRIAL.................................................................35
      Section 8.13.  Amendment to Registration Rights Agreement...........................................35
      Section 8.14.  Schedule 5.13........................................................................36

PRICING SCHEDULE

SCHEDULE 1.01A       -      Investment Policy

SCHEDULE 5.07        -      Investments Existing on and as of the Effective Date

SCHEDULE 5.12        -      Liens Existing on and as of the Effective Date

SCHEDULE 5.13        -      Permitted Asset Sale

EXHIBIT A            -      Note

EXHIBIT B            -      Warrant

EXHIBIT C            -      Opinion of Special Counsel for the Company

EXHIBIT D            -      [Intentionally Omitted]

EXHIBIT E            -      [Intentionally Omitted]

EXHIBIT F            -      Form of Assignment and Assumption Agreement

EXHIBIT G-1          -      [Intentionally Omitted]

EXHIBIT G-2          -      Form of Assignment

EXHIBIT G-3          -      Form of Notice of Assignment

EXHIBIT H            -      [Intentionally Omitted]

EXHIBIT I            -      [Intentionally Omitted]

EXHIBIT J            -      [Intentionally Omitted]

EXHIBIT K            -      [Intentionally Omitted]

EXHIBIT L            -      [Intentionally Omitted]

                         364-DAY SENIOR CREDIT AGREEMENT


         364-DAY SENIOR CREDIT AGREEMENT dated as of February 23, 2001 among ORBITAL SCIENCES CORPORATION, as Company, the BANKS listed on the signature pages hereof, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and as Collateral Agent.

         The parties hereto hereby agree as follows:


                                    ARTICLE 1
                                   Definitions

         Section 1.01. Definitions . The following terms, as used herein, have the following meanings:

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

         "AFFILIATE" means, with respect to any Person (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "CONTROLLING PERSON") or (ii) any Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means the Administrative Agent or the Collateral Agent, as the context may require, and "AGENTS" means both of them.

         "AGREEMENT" means this 364-Day Senior Credit Agreement as the same may be amended from time to time in accordance with the terms hereof.

         "APPLICABLE LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Applicable Lending Office) or such other office as such Bank may hereafter designate as its Applicable Lending Office by notice to the Company and the Administrative Agent.

         "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any of its Wholly-Owned Domestic Subsidiaries of any asset, but excluding (i) dispositions in the ordinary course of business, (ii) dispositions to the Company or a Wholly-Owned Domestic Subsidiary and (iii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement.

         "ASSIGNEE" has the meaning set forth in Section 8.06(c).

         "ASSIGNMENT OF CLAIMS ACT" means the Assignment of Claims Act of 1940, as amended, or any successor statute.

         "BANK" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 8.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any member of the ERISA Group.

         "BORROWING" has the meaning set forth in Section 2.01.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "COLLATERAL ACCOUNT" has the meaning set forth in the Security
Agreement.

         "COLLATERAL AGENT" means Morgan Guaranty Trust Company of New York (as successor by merger to J.P. Morgan Delaware) in its capacity as collateral agent for the Secured Parties hereunder and under the Security Documents, and its successors in such capacity.

         "COLLATERAL AND GUARANTEE REQUIREMENT" means the requirement that:

                  (a) the Administrative Agent shall have received counterparts of amendments and/or restatements to each of the Security Agreement, the Pledge Agreement and the Existing Mortgage duly executed and delivered by the Collateral Agent and each Obligor party thereto, pursuant to which (i) the obligations of the Company under this Agreement are secured obligations thereunder entitled to the benefit of a guarantee by each Subsidiary party thereto and to the benefit of all Collateral (as defined in the Security Agreement) pledged thereunder, (ii) that the security interest securing the obligations of the Obligors in respect of this Agreement and the Notes shall be on a first priority basis, senior to the security interest in respect of obligations of the Obligors under the Existing Agreement, and (iii) that all inventory and equipment of the Obligors the pledge of which is not validly restricted under existing agreements, as well as the Second Magellan Note (as defined in the Security Agreement) and the capital stock of Magellan owned by the Company are added as additional collateral thereunder, all in form and substance satisfactory to the Administrative Agent;

                  (b) the Second Magellan Note and certificates evidencing the capital stock of Magellan owned by the Company shall have been delivered to the Collateral Agent, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) the Collateral Agent shall have received (i) a Mortgage on the Highbay Facility securing the obligations of the Obligors in respect of this Agreement and the Existing Agreement in the respective priorities described in paragraph (a), duly executed and delivered by the record owner of the Highbay Facility, (ii) a Mortgage on the leasehold interest of the Company in the premises located at 21730 Atlantic Boulevard, Dulles, Virginia securing such obligations in such priorities, duly executed by the lessee of record and (iii) such legal opinions and other documents as the Collateral Agent may reasonably request with respect to such Mortgages;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and the Mortgage referred to in clause (c)(i) above, but excluding (subject to Section 5.17(d)) the Mortgage referred to in clause
(c)(ii) above, required by law or reasonably requested by either Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (e) each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

                  (f) each Obligor shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.

         "COMBINED TOTAL EXPOSURE" means the sum of (i) the aggregate amount of the Commitments, or if the Commitments shall have terminated, the aggregate outstanding principal amount of the Loans plus (ii) the aggregate amount of the "Commitments" under the Existing Agreement, or if such Commitments shall have terminated, the aggregate amount of the "Exposures" thereunder.

         "COMMITMENT" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof and (ii) with respect to each Assignee that becomes a Bank pursuant to Section 8.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be increased or reduced from time to time pursuant to Section 8.06(c) or reduced from time to time pursuant to Section 2.08.

         "COMMITMENT FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

         "COMPANY" means Orbital Sciences Corporation, a Delaware corporation, and its successors.

         "COMPANY'S 1999 FORM 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Company and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment).

         "CONSOLIDATED DEBT" means at any date, without duplication, the sum of
(i) the Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis (other than (x) at any date prior to January 1, 2001, Debt consisting of performance bonds and letters of credit issued for the account of MDA in an aggregate amount not in excess of $48,000,000 to support certain contractual obligations and (y) at any date on or after January 1, 2001, all Debt of MDA and its Subsidiaries which is not Debt of the Company or any Subsidiary other than MDA or a Subsidiary of MDA), plus (ii) the portion of the Debt (other than Excluded ORBCOMM Debt) of any Person accounted for by the Company on the equity method properly allocable to the direct or indirect interest of the Company in such Person, all determined as of such date.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, without duplication, the aggregate amount of (i) consolidated interest expense, (ii) income tax expense, (iii) depreciation, amortization and other similar non-cash charges, (iv) solely for the fiscal quarter ended June 30, 2000, non-cash charges with respect to the settlement of shareholder litigation in an aggregate amount not to exceed $11,500,000 and (v) the ORBCOMM Write-down;

provided that for any period beginning on or after January 1, 2001, Consolidated EBITDA shall be calculated exclusive of the contribution of MDA and its Subsidiaries.

         "CONSOLIDATED LEVERAGE RATIO" means on any date the ratio of Consolidated Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "CONSOLIDATED LOSS RATIO" means, for any calendar month, the percentage equivalent of a fraction (i) the numerator of which is the gross credit write offs of Receivables by all the Obligors during such month, other than gross credit write offs included in the ORBCOMM Write-down not to exceed $71,600,000 and (ii) the denominator of which is the amount of Receivables of all the Obligors outstanding at the end of such month.

         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as of such date plus the amount by which such consolidated stockholders' equity shall have been reduced by reason of the ORBCOMM Write-down.

         "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; provided that in no event shall Orbital Imaging be a "Consolidated Subsidiary" of the Company.

         "CONTROLLING PERSON" has the meaning assigned to such term in the definition of "Affiliate".

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the greater of (x) the net unencumbered carrying value of such asset under generally accepted accounting principles and (y) the fair market value of such asset as of the date the principal amount of such Debt is determined), and
(vii) all Debt of others Guaranteed by such Person; provided that Excluded ORBCOMM Debt shall not constitute Debt of the Company or any of its Consolidated Subsidiaries.

         "DEBT ISSUANCE" means any incurrence of Debt by the Company or any of its Wholly-Owned Domestic Subsidiaries after the Effective Date (including without limitation any Debt convertible into equity) in the capital markets (whether in a registered offering or in a private placement), other than Debt hereunder or under the Existing Agreement.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DESIGNATED INSURANCE POLICIES" has the meaning set forth in Section 5.03(c).

         "DOMESTIC RECEIVABLE" means any Receivable due from an account debtor that is both domiciled in the United States of America and (if not a natural person) organized under the laws of the United States of America or any State thereof.

         "DOMESTIC SUBSIDIARY" means any Subsidiary which is not a Foreign Subsidiary.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "EQUITY ISSUANCE" means any issuance of equity securities by the Company or any of its Wholly-Owned Domestic Subsidiaries, other than (i) any such issuance to the Company or any of its Wholly-Owned Domestic Subsidiaries,
(ii) any such issuance pursuant to employee benefit arrangements in the ordinary course of business, (iii) any such issuance pursuant to the warrants issued to the Banks under the Existing Agreement or this Agreement and (iv) any such issuance pursuant to the conversion of any Debt, so long as neither the Company nor any of its Wholly-Owned Domestic Subsidiaries receives any Net Cash Proceeds in connection with any such issuance described in this clause (iv).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCLUDED COVERAGES" has the meaning set forth in Section 5.03(c).

         "EXCLUDED ORBCOMM DEBT" means, at any date, (i) any Debt of ORBCOMM Global which is not Guaranteed by the Company or any Consolidated Subsidiary (other than OCC and ORBCOMM USA) and (ii) the ORBCOMM Global Guaranty and any other Guarantee by OCC or ORBCOMM USA of any Debt of ORBCOMM Global so long as at such date (A) the only assets owned or otherwise held by OCC are the Federal Communications Commission's licenses and authorizations to construct, launch and operate 34 satellites for the ORBCOMM low-earth satellite system and to operate related gateway earth stations and subscriber communications, as such licenses and authorizations may be amended or modified, contracts between OCC and the Partnerships related to the construction or operation of the ORBCOMM low-earth satellite system and OCC's investments in ORBCOMM

Global and ORBCOMM USA, (B) OCC conducts no business activities other than holding such assets and (C) such Guarantee is non-recourse to, and is not otherwise supported by the credit of, the Company or any of its Consolidated Subsidiaries (other than OCC and ORBCOMM USA).

         "EXISTING AGREEMENT" means the Third Amended and Restated Credit and Reimbursement Agreement dated as of December 21, 1998 among the Company, the Banks listed therein and Morgan Guaranty Trust Company of New York, as administrative agent and as collateral agent, as amended prior to the Effective Date, as amended and restated on and as of the Effective Date and as further amended from time to time.

         "EXISTING MORTGAGE" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of January 21, 2000 from the Company to the Trustee named therein, for the benefit of the Collateral Agent.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FINANCING DOCUMENTS" means this Agreement, the Notes and the Security Documents.

         "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a jurisdiction outside the United States of America.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means each Subsidiary of the Company from time to time party to the Security Agreement.

         "HIGHBAY FACILITY" means the Dulles Highbay satellite manufacturing facility currently occupied by the Company's Space Systems Group, located at 21830 Atlantic Boulevard, Dulles, Virginia.

         "INSURANCE ACCOUNT" has the meaning set forth in the Security
Agreement.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a loan made by a Bank pursuant to Section 2.01.

         "MAGELLAN" means Magellan Corporation, a Delaware corporation, and its successors.

         "MAGELLAN FINANCING" means one or more credit agreements to which Magellan is or may become a party providing for loans thereunder to be used by Magellan for working capital purposes; provided that the aggregate principal amount of Debt that may be incurred under such credit agreements shall not exceed $11,000,000.

         "MAGELLAN GUARANTY" means the Cross-Corporate Continuing Guaranty dated August 21, 2000, by Magellan and Magellan DIS, Inc. in favor of Silicon Valley Bank.

         "MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "MATERIAL DEBT" means Debt in an aggregate principal amount exceeding $5,000,000 (other than the Loans) of the Company and/or one of more of its Subsidiaries arising in one or more related or unrelated transactions.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MDA" means MacDonald, Dettwiler and Associates Ltd., a Canadian corporation, and its successors.

         "MDA FINANCING" means the Credit Agreement dated as of March 31, 2000 among MDA, Royal Bank of Canada, as administrative agent and the lenders listed on the signature pages thereof, as amended, restated, renewed or refinanced from time to time.

         "MDA TRANSACTION AGREEMENT" means the Subscription Agreement dated as of December 22, 1999 among CAI Capital Partners and Company II, CAI Partners and Company II, CAI Capital Partners and Company II-C, (collectively, the "CAI ENTITIES"), a newly-formed British Columbia corporation ("NEWCO" and, together with the CAI Entities, the "PURCHASERS"), MDA and the Company.

         "MDH" means MDA Holdings Corporation, a Delaware corporation and a Wholly-Owned Domestic Subsidiary.

         "MONTHLY PAYMENT DATE" means the last Business Day of each calendar month.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to such corporation's business of rating debt securities.

         "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any real property to secure obligations under the Financing Documents. Each Mortgage must be satisfactory in form and substance to the Collateral Agent.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Company or any of its Wholly-Owned Domestic Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as interest or similar income or other proceeds of any noncash proceeds of any Asset Sale), less (i) any fees, costs and expenses reasonably incurred by such Person in respect of such Reduction Event and (ii) if such Reduction Event is an Asset Sale, any taxes actually paid or to be paid by such Person (as estimated by a senior financial or accounting officer of the Company, after giving effect to the overall tax position of the Company) in respect of such Asset Sale and the amount of any Debt secured by a Lien on an asset which is the subject of such Asset Sale and required to be discharged in connection therewith.

         "NEW SUBSIDIARY" has the meaning set forth in Section 5.17.

         "NML DEBT" means Debt of the Company under the Note Agreement dated as of June 1, 1995 (as amended) between the Company and The Northwestern Mutual Life Insurance Company.

         "NOTES" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans, together with any modifications, substitutions, extensions or renewals of such promissory notes, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "OBLIGOR" means the Company or any Guarantor.

         "OCC" means Orbital Communications Corporation, a Delaware corporation, and its successors.

         "OPERATING CASH FLOW" means, for any period, (i) cash received by the Company's operating divisions (LSG, SSG, ESSG, APG, Pomona and Corporate operating groups) during such period in respect of operating revenues and other operating proceeds minus (ii) cash disbursed by such operating divisions during such period in respect of operating expenses and capital expenditures on a basis comparable to cash forecasts as presented by the Company to the Banks as of December 29, 2000. For avoidance of doubt, the classification of an item as operating revenue, operating proceeds or operating expense shall be made in accordance with generally accepted accounting principles; the timing of receipt or disbursement, however, is based on the actual date of receipt or disbursement and not on the date such item would be recognized as revenue or expense under generally accepted accounting principles.

         "ORBCOMM" means, collectively, OCC, ORBCOMM Global and ORBCOMM Global Capital Corp.

         "ORBCOMM GLOBAL" means ORBCOMM Global L.P., a Delaware limited partnership, and its successors.

         "ORBCOMM GLOBAL GUARANTY" means the non-recourse guaranty dated August 7, 1996, by OCC and ORBCOMM USA of the $170,000,000 14% Senior Notes Due 2004 issued by ORBCOMM Global and

ORBCOMM Global Capital Corp., contained in the Indenture dated as of August 7, 1996, issued by ORBCOMM Global and ORBCOMM Global Capital Corp. in favor of Marine Midland Bank as Trustee, the proceeds of which Notes are to be applied to develop the ORBCOMM system.

         "ORBCOMM USA" means ORBCOMM USA L.P., a Delaware limited partnership, and its successors.

         "ORBCOMM WRITE-DOWN" means, collectively, non-recurring write-downs not in excess of $125,500,000 in the aggregate relating to the Company's Investment in ORBCOMM and ORBCOMM-related balance sheet items.

         "ORBITAL IMAGING" means Orbital Imaging Corporation, a Delaware corporation, and its successors.

         "ORBITAL IMAGING AGREEMENT" means the Amended and Restated Orbimage System Procurement Agreement dated as of February 26, 1998 between the Company and Orbital Imaging, as amended prior to the Effective Date.

         "PARENT" means, with respect to any Bank, any Controlling Person of such Bank.

         "PARTICIPANT" has the meaning set forth in Section 8.06(b).

         "PARTNERSHIPS" means ORBCOMM Global, ORBCOMM USA and ORBCOMM International Partners L.P.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED LIEN" has the meaning set forth in Section 5.12.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (including, without limitation, the Government).

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person that was at such time a member of the ERISA Group for employees of any Person that was at such time a member of the ERISA Group.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of November 30, 1999 among the Company, each of its Subsidiaries party thereto, and the Collateral Agent, as amended on and as of the Effective Date and as the same may be further amended from time to time thereafter.

         "PRICING SCHEDULE" means the Schedule attached hereto and identified as such.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its Prime Rate.

         "RECEIVABLE" means, at any date of determination thereof, the amount of the unpaid portion of an obligation, as stated in the invoice to a customer of an Obligor which such Obligor has issued with respect thereto, in respect of goods delivered, services rendered or the achievement of other contractual milestones in the ordinary course of business, which amount has been earned by performance under the terms of the contract between such Obligor and such customer relating to such goods, services or other contractual milestones, as the case may be, net of any credits, rebates or offsets owed to the customer.

         "REDUCTION EVENT" means the receipt by the Company or any Wholly-Owned Domestic Subsidiary of any Net Cash Proceeds of any Asset Sale, Debt Issuance or Equity Issuance occurring at any date on or after January 31, 2001.

         "REDUCTION PERCENTAGE" means (i) with respect to any Debt Issuance or any Asset Sale, the lesser of 100% or such percentage as may be necessary to reduce the Commitments to zero and (ii) with respect to any Equity Issuance, the lesser of 55% or such percentage as may be necessary to reduce the Commitments to zero.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the commitments shall have been terminated, having at least 66 2/3% of the aggregate principal amount of outstanding Loans at such time.

         "RESTRICTED ACCOUNT" means a bank account established pursuant to arrangements satisfactory to the Collateral Agent which is subject to a Lien in favor of the Agents and the Banks and from which disbursements of funds may be authorized only by the Collateral Agent.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

         "SECURED PARTY" has the meaning set forth in any Security Document.

         "SECURITY AGREEMENT" means the Second Amended and Restated Security Agreement dated as of June 30, 1992, and amended and restated as of August 5, 1997 and November 30, 1999 among the Company, each of its Subsidiaries party thereto, the Collateral Agent and Bank of America, N.A., as Designated Lockbox Bank, as amended and restated on and as of the Effective Date and as the same may be further amended from time to time thereafter.

         "SECURITY DOCUMENTS" means the Security Agreement, the Pledge Agreement, the Mortgages and any additional pledge agreement, security agreement, Mortgage or other instrument delivered by the Company or any of its Subsidiaries (including without limitation any New Subsidiary) from time to time pursuant to Section 5.17 or otherwise for the purpose of granting, perfecting or protecting a Lien on any Collateral in favor of the Collateral Agent.

         "SECURITY EVENT" has the meaning set forth in any of the Security Agreements.

         "SENIOR DEBT" means at any date (i) Debt of the Company under this Agreement and the Existing Agreement plus (ii) the NML Debt plus (iii) other Debt of the Company (other than (x) Debt owed to any Subsidiary and (y) other Debt so long as such other Debt is subordinated to Debt of the Company under this Agreement on terms satisfactory to the Required Banks) plus (iv) Debt of Subsidiaries of the Company (other than (v) any Guarantees of the NML Debt, (w) Guarantees of Debt under this Agreement or the Existing Agreement, (x) Debt of any Subsidiary owed to the Company or any other Subsidiary, (y) other Debt of any Subsidiary Guarantor so long as such other Debt is subordinated to such Subsidiary Guarantor's Guarantee of Debt under this Agreement on terms satisfactory to the Required Banks and (z) at any date on or after March 31, 2001, all Debt of MDA and its Subsidiaries which is not Debt of the Company or any Subsidiary other than MDA or a Subsidiary of MDA.

         "SENIOR LEVERAGE RATIO" means on any date the ratio of Senior Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person); provided that Orbital Imaging shall not be deemed a "Subsidiary" of the Company.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or Canada or any agency thereof, or obligations guaranteed by the United States or Canada or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States or Canada of any Bank or any bank or trust company which is organized under the laws of the United States or any state thereof or Canada or any province thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 and the unsecured long-term debt of which is rated at least investment grade by each nationally recognized statistical rating organization that rates such debt, (iv) money market funds that invest only in securities described in clause (i), (ii) or (iii) above, (v) Investments made in accordance with the investment policies set forth on Schedule 1.01A, or (vi) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided in each case that such Investment matures within two years from the date of acquisition thereof by the Company or a Subsidiary.

         "TERMINATION DATE" means February 22, 2002, or, if such day is not a Business Day, the next preceding Business Day.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "WARRANTS" means warrants to purchase shares of common stock of the Company for $0.01 per share, in substantially the form of Exhibit B.

         "WHOLLY-OWNED DOMESTIC SUBSIDIARY" means any Wholly-Owned Subsidiary which is a Domestic Subsidiary.

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time owned by the Company or one or more of its Wholly-Owned Subsidiaries (or if such term is used with reference to any other Person, by such other Person or one or more of its Wholly-Owned Subsidiaries).

         Section 1.02. Accounting Terms and Determinations . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes in accordance with generally accepted accounting principles) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. For purposes of Sections 5.08, 5.09, 5.11, and
5.15 and related definitions, only the percentage of Debt, net income, interest expense, rental expense, income taxes, Intangible Assets and equity of Magellan equal to the percentage of the equity of Magellan held directly or indirectly by the Company at the relevant time shall be included in such computations.


                                    ARTICLE 2
                                   The Credits

         Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Company from time to time prior to the Termination Date in amounts such that the aggregate outstanding principal amount of Loans of such Bank shall at no time exceed the amount of its Commitment. Each borrowing under this Section ("BORROWING") shall be in an aggregate principal amount of $1,000,000 or any larger multiple thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(d)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow under this Section, prepay Loans to the extent permitted by Section 2.10 and reborrow at any time under this Section.

         Section 2.02. Method of Borrowing. (a) The Company shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than Noon (New York City time) on the date of each Borrowing; specifying:

         (i)      the date of such Borrowing, which shall be a Business Day, and

         (ii)     the aggregate amount of such Borrowing.

         (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

         (c) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at its address specified in or pursuant to Section 8.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent's aforesaid address.

         (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such

Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         Section 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note of the Company payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall mail such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note, shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes or any other Financing Document. Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         Section 2.04. Maturity of Loans. Each Loan shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued interest thereon), on the Termination Date.

         Section 2.05. Interest Rates. Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Margin plus the Base Rate, in each case for such day. Such interest shall be payable monthly in arrears on each Monthly Payment Date. Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to the Loans for such day.

         Section 2.06. Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee at the Commitment Fee Rate (determined in accordance with the Pricing Schedule) on the daily amount by which such Bank's Commitment exceeds the aggregate outstanding principal amount of such Bank's Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Such commitment fee shall be payable monthly in arrears on each Monthly Payment Date and on the Termination Date or, if earlier, the date of effectiveness of the termination of the Commitments in their entirety.

         Section 2.07. Participation Fees. The Company shall pay to the Administrative Agent on the Effective Date for the account of the Banks a participation fee in an amount equal to 1.80% of the aggregate amount of the Commitments in effect on such date under this Agreement, which participation fee shall be payable to the Banks ratably in proportion to their respective Commitments as in effect on the Effective Date under this Agreement.

         Section 2.08. Optional Termination of the Commitments. The Company may, upon at least three Business Days' notice to the Administrative Agent, terminate the Commitments at any time, if no Loans are outstanding at such time. If the Commitments are so terminated, all accrued commitment fees shall be payable on the effective date of such termination.

         Section 2.09. Mandatory Termination and Reduction of Commitments; Mandatory Prepayments. (a) The Commitments shall terminate on the Termination Date.

         (b) If a Reduction Event shall occur, the Commitments shall be automatically and ratably reduced on the date of such Reduction Event by an amount equal to the Reduction Percentage of the Net Cash Proceeds of such Reduction Event; provided that if such portion of such Net Cash Proceeds, when aggregated with the corresponding portions of the Net Cash Proceeds for all other Reduction Events not theretofore so applied, is less than $1,000,000, such Net Cash Proceeds shall be deposited in the Restricted Account pending application pursuant to this subsection (b) in connection with a subsequent Reduction Event.

         (c) On the date of each reduction of the Commitments pursuant to this Section 2.09, the Company shall prepay, together with accrued interest thereon, an aggregate principal amount of the Loans equal to the lesser of (i) the aggregate amount of such reduction of the Commitments and (ii) the aggregate principal amount of the Loans at the time outstanding.

         (d) The Company shall notify the Agent (which will promptly notify each Bank) of each Reduction Event and the related Net Cash Proceeds not later than the date thereof.

         Section 2.10. Optional Prepayments. (a) The Company may, upon at least one Business Day's notice to the Administrative Agent, prepay the Loans, in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Company.

         Section 2.11. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other immediately available funds, to the Administrative Agent at its address referred to in Section 8.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due from the Company to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         Section 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.13. Taxes. (a) For purposes of this Section 2.13, the following terms have the following ---- meanings:

         "TAXES" means any and all present or future taxes or other charges of any nature deducted, withheld or otherwise imposed with respect to any payment by the Company pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding:

         (i) with respect to the Administrative Agent or any Bank, taxes imposed on its net income by the United States and taxes imposed on its net income and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office or Applicable Lending Office is located, and

         (ii) any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to any Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

         (b) Each payment by the Company to or for the account of the Administrative Agent or any Bank hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from such payment,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Bank, as the case may be, receives an amount equal to the sum it would have received had no such deduction been made, (ii) the Company shall make such deduction, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to
Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Company agrees to indemnify the Administrative Agent and each Bank for the full amount of any Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Bank, as the case may be, with respect to amounts payable by the Company pursuant to this Agreement or any Note, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after the Administrative Agent or such Bank, as the case may be, makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Administrative Agent with (i) an Internal Revenue Service Form W-8BEN (or any successor form), in duplicate, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such

Bank or (ii) an Internal Revenue Service Form W-8ECI (or any successor form), in duplicate, certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form as required by Section 2.13(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided or results from the Company's failure to make a timely written request pursuant to Section 2.13(d)), such Bank shall not be entitled to indemnification under Section 2.13(b) or 2.13(c), respectively, with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Company is required to pay additional amounts to or for the account of a Bank pursuant to this Section as a result of a change of law or treaty occurring after such Bank first became a party to this Agreement, such Bank will, at the Company's request, change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change will (i) eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Bank.

         Section 2.14. Other Fees. (a) Unless Combined Total Exposure is reduced below $32,500,000 by July 1, 2001, the Company shall pay to the Administrative Agent on such date for the account of the Banks ratably a fee in an amount equal to 0.60% of the aggregate amount of the Commitments on such date (or, if the Commitments shall have terminated, the aggregate outstanding principal amount of Loans, if any, on such date).

         (b) Unless Combined Total Exposure is reduced to zero by October 31, 2001, the Company shall pay to the Administrative Agent on such date for the account of the Banks ratably (i) a fee in an amount equal to 0.60% of the aggregate amount of the Commitments on such date (or, if the Commitments shall have terminated, the aggregate outstanding principal amount of Loans, if any, on such date) plus (ii) a number of Warrants equal to 300,000 multiplied by a fraction the denominator of which is Combined Total Exposure at such date and the numerator of which is the aggregate amount of the Commitments at such date, or if the Commitments shall have terminated, the aggregate outstanding principal amount of the Loans, if any, at such date; provided that in no event shall the aggregate number of warrants payable by the Company under this Agreement and the Existing Agreement exceed 300,000.


                                    ARTICLE 3
                                   The Credits

         Section 3.01. Effectiveness. This Agreement shall become effective on and as of the date on which the following conditions are satisfied (except
Section 8.03, which shall become effective when the Administrative Agent shall have received the documents specified in paragraph (a) below):

         (a) The Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) The Administrative Agent shall have received duly executed Notes for the account of each Bank dated on or before the Effective Date and complying with the provisions of Section 2.03;

         (c) The Administrative Agent shall have received an opinion of Hogan & Hartson L.L.P., special counsel for the Company, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated by the Financing Documents as the Required Banks may reasonably request;

         (d) The Collateral and Guarantee Requirement shall have been satisfied;

         (e) Amendment No. 13 dated as of the date hereof to the Existing Agreement shall be effective;

         (f) Since January 11, 2001, no change, development or event shall have occurred that in the reasonable opinion of the Required Banks could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, liabilities or prospects of the Company and its Subsidiaries, considered as a whole. (It is understood that a "going concern" qualification in the auditor's report on the financial statements of the Company or Orbital Imaging does not constitute a material adverse change for purposes hereof);

         (g) All costs, fees, expenses (including, without limitation, legal fees and expenses and recording taxes and fees) and other compensation contemplated hereby payable to the Administrative Agent and the Banks shall have been paid; and

         (h) The Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents, and any other matters reasonably relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless the foregoing conditions are satisfied not later than February 23, 2001. The Administrative Agent shall promptly notify the Company and the Banks of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

         Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

         (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

         (c) the fact that the representations and warranties of the Company contained in Article 4 of this Agreement (except, in the case of any Borrowing subsequent to the Effective Date, the representations and warranties contained in Sections 4.06(a) and 4.06(b)) and Section 2 of the Security Agreement shall be true on and as of the date of such Borrowing;

         (d) in the case of any Borrowing prior to March 1, 2001, the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed $15,000,000; and

         (e) the fact that there is no unused amount of the "Commitments" under the Existing Agreement.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in Sections 3.02(b), 3.02(c), 3.02(d) and 3.02(e).

                                    ARTICLE 4
                         Representations and Warranties

         The Company represents and warrants that:

         Section 4.01. Corporate Existence and Power. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         Section 4.02. Corporate and Governmental Authorization No Contravention. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of (except as contemplated herein) or filing with (except as contemplated herein or by the Security Documents), any governmental body, agency or official and do not contravene, or constitute a default under, any provision of (i) any applicable law, rule or regulation, (ii) the certificate of incorporation or by-laws of any Obligor, (iii) any Material Debt instrument binding upon any Obligor or (iv) any judgment, injunction, order, decree or other material agreement or instrument binding upon any Obligor or, except as contemplated by the Security Documents, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         Section 4.03. Binding Effect. This Agreement constitutes, and each of the Security Documents and the Notes, when executed and delivered in accordance with this Agreement will constitute, a valid and binding agreement or obligation of each Obligor signatory hereto or thereto, as the case may be, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         Section 4.04. Lien Enforceable. (a) (i) Each Security Document creates, or, when executed and delivered in accordance with this Agreement, will create, in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and binding Lien on the Collateral referred to therein with the priority contemplated thereby. Each Security Document entered into pursuant to Section
5.17 creates, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a valid and binding Lien on the Collateral referred to therein with the priority contemplated thereby subject only to Permitted Liens (as such term is defined in each such Financing Document).

         (b) The information set forth in the Perfection Certificate delivered by the Company as of the date of this Agreement is true and correct as of the Effective Date.

         Section 4.05. Assignments Valid. The assignments and notices of assignment substantially in the form of Exhibits G-2 and G-3, respectively, when completed by the appropriate Obligor and duly acknowledged by each governmental authority or agency described therein, will constitute valid assignments of the monies due or to become due under the government contracts described therein under the Assignment of Claims Act.

         Section 4.06. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2000 and the related unaudited consolidated statements of operations and cash flows for the three months then ended, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

         (c) Since January 11, 2001, no change, development or event has occurred that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, liabilities or prospects of the Company and its Subsidiaries, considered as a whole. (It is understood that a "going concern" qualification in the auditor's report on the financial statements of the Company or Orbital Imaging does not constitute a material adverse change for purposes hereof.)

         Section 4.07. Litigation. Except as to any matter that has been disclosed in writing by the Company to the Banks or disclosed in the Company's filings with the Securities and Exchange Commission, in each case prior to the date hereof, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any of the Financing Documents.

         Section 4.08. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         Section 4.09. Environmental Matters. Except as to any matter that has been disclosed prior to the date hereof in writing by the Company to the Banks,
(i) the Company and each of its Consolidated Subsidiaries have obtained all permits, licenses and other authorizations that are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole and (ii) the Company and its Consolidated Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other provisions of any applicable Environmental Law or any order, judgment, injunction, notice or demand letter issued or entered thereunder, except to the extent failure to comply would not have a material adverse effect on the business, condition (financial or otherwise), operations, liabilities or prospects of the Company and its Consolidated Subsidiaries, taken as a whole.

         Section 4.10. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries other than taxes or assessments the validity of which the Company or the relevant Subsidiary is contesting in good faith by appropriate proceedings and is maintaining adequate reserves with respect thereto in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         Section 4.11. Subsidiaries. (a) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Each Wholly-Owned Domestic Subsidiary, other than MDH, is a Guarantor.

         Section 4.12. Full Disclosure. No information heretofore or hereafter furnished by the Company to the Agents or any Bank for purposes of or in connection with this Agreement, the other Financing Documents or any transaction contemplated hereby or thereby contains or, taken together with all such information so furnished, will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Company agrees for itself and its Subsidiaries that so long as any Bank has any Commitment hereunder or any amount payable under any Financing Document remains unpaid:


                                    ARTICLE 5
                                    Covenants

         Section 5.01. Information. The Company will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, together with consolidating balance sheets, statements of operations and operating cash flows for such fiscal year for each of the Company's Consolidated Subsidiaries in the form currently prepared by the Company, setting forth in each case in comparative form the figures for the previous fiscal year, all such consolidated statements reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, together with consolidating balance sheets, statements of operations and operating cash flows for such quarter and the portion of the Company's fiscal year ended at the end of such quarter for each of the Company's Consolidated Subsidiaries in the form currently prepared by the Company, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects and generally accepted accounting principles by the chief financial officer or the chief accounting officer of the Company;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the chief financial officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company is in compliance with the requirements of Sections 5.07 through 5.11, inclusive, and Section 5.15 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants that reported on such statements whether anything has come to their attention to cause them to believe the Company was not in compliance with the requirements of Sections 5.07 through 5.11, inclusive, and
Section 5.15 on the date of such financial statements;

         (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

         (g) within five days after any executive officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto (for purposes of this Section, "executive officer" shall mean any of the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, Controller and General Counsel of the Company and the President of the Company);

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement that has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposed to take;

         (i) on Thursday of each week, commencing with March 1, 2001, a statement of Operating Cash Flows for each week in the period of eight continuous weeks commencing with the current week, in a form reasonably satisfactory to the Administrative Agent;

         (j) on Thursday of each week, commencing with March 1, 2001, a written variance report, in a form reasonably satisfactory to the Administrative Agent, setting forth explanations of material differences between actual and projected cash flows (over $100,000 and 10%) associated with cash flows projected from material contracts, accounts payable, Receivables and Reduction Events, on a basis comparable to that presented to the Banks by the Company in its cash forecast as of December 29, 2000;

         (k) on the first Business Day of each week, commencing with February 26, 2001, a written report setting forth in reasonable detail any developments relating to proposed Reduction Events (including, but not limited to, sales of [CODE1], [CODE2], Sensor Systems Division, Transportation Management Systems Division and real property and equity and debt financings);

         (l) on or prior to April 1, 2001, an appraisal of the Highbay Facility conducted by an independent third party expert, in form and substance reasonably satisfactory to the Collateral Agent;

         (m) as promptly as possible and in any event within five Business Days of the occurrence thereof, a written report setting forth in reasonable detail any default or anything that has come to the Company's attention to cause it to believe that there is likely to be a default with respect to, or in connection with, any customer contract if the aggregate projected revenues from such contract exceed $5,000,000 and setting forth the details of any action taken or proposed to be taken with respect thereto;

         (n) as promptly as possible and in any event within two Business Days of the occurrence thereof, notice that the liquidity of the Company (unrestricted cash balances plus availability under this Agreement and the Existing Agreement) does not exceed $7,000,000;

         (o) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above in respect of a fiscal period ending on or prior to December 31, 2001, a reconciliation of financial results for the fiscal quarter ended at the date of such financial statements to the projected financial results for such fiscal quarter delivered to the Banks by the Company on December 11, 2000, specifying for each of the Company and MDA (i) consolidated cash flows and consolidated income, detailing separately revenues, gross profit, operating income, interest expense, income tax, depreciation, amortization and non-cash charges for each such fiscal quarter and (ii) summary financial information with respect to each division of the Company and its Subsidiaries; provided that such summary information (x) will detail separately revenues, gross profit, and operating income with respect to each such division and (y) will be in such detail as shall be necessary in order to permit a reconciliation of such information with the information set forth in the projected statements of income delivered by the Company; and

         (p) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Collateral Agent or the Administrative Agent, at the request of any Bank, may reasonably request.

         Section 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity or in accordance with customary trade practices, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of their respective Subsidiaries to maintain, in accordance with and to the extent required by generally accepted accounting principles, appropriate reserves for the accrual of any of the same; provided that this Section shall not apply to the obligations of the Company under the Orbital Imaging Agreement.

         Section 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Company will maintain, and will cause each of its Subsidiaries to maintain:

         (i) at all times, physical damage insurance on all real and personal property owned by it on an all risks basis covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense;

         (ii) at all times, public liability insurance (including products/completed operations liability coverage) in an amount not less than $10,000,000; and

         (iii) from time to time, such other insurance coverage in such amounts and with respect to such risks as it shall have determined in its reasonable discretion to be necessary or advisable in the conduct of its business.

         All such insurance will be provided by financially sound and reputable insurers. The Company will deliver to the Banks (i) upon request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (ii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement (other than any notice of increase in the amount of any such coverage from the amount in effect on the date of this Agreement) and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Company or any of its Subsidiaries with respect to any insurance the Company must maintain, and must cause its Subsidiaries to maintain, pursuant to this subsection.

         (c) Prior to the Effective Date, the Company has caused the Collateral Agent to be named as an additional insured party and the loss payee (to the extent that the insurance policy is of a type that provides for a loss payee) on each insurance policy any Obligor is required to maintain pursuant to this Section and which is in existence on the Effective Date (including any mission success insurance policy (a "MISSION SUCCESS POLICY") but excluding (x) any Mission Success Policy or portion thereof obtained by the Company or a Subsidiary on behalf of a customer as to which such customer is named loss payee and (y) any policy, or portion thereof, solely with respect to real property or tangible personal property subject to a Permitted Lien in favor of a Person other than the Collateral Agent which is listed on Schedule 5.12 or which attaches subsequent to the Effective Date as permitted by clauses (b) through
(f) of Section 5.12 (such excluded policies, or portions thereof, described in clauses (x) and (y), the "EXCLUDED COVERAGES", and the insurance policies required to be maintained by the Obligors pursuant to this Section, other than the Excluded Coverages, the "DESIGNATED INSURANCE POLICIES")). The Company will deliver to the Collateral Agent, upon request, the insurance policies for each Designated Insurance Policy. Each Designated Insurance Policy includes and shall include effective waivers by the insurer of all claims for insurance premiums against the Collateral Agent or any other Secured Party, provides and will provide that (i) all insurance proceeds (other than any insurance proceeds with respect to any Mission Success Policy) in excess of $1,000,000 per claim for which the Collateral Agent is loss payee shall be adjusted with and payable to the Collateral Agent, (ii) all insurance proceeds with respect to any Mission Success Policy in excess of $1,000,000 per claim for which the Collateral Agent is loss payee shall be payable to the Collateral Agent and the Collateral Agent shall have the right to attend all meetings relating to the adjustment of any such claim and shall be provided with all information relating to such claim provided by the Company to the insurance company with which such claim is being adjusted and any additional information the Collateral Agent may reasonably request relating to such claim, (iii) the insurer shall notify the Collateral Agent of any failure by the Company to pay any premiums or other amounts due on any insurance policy and (iv) no cancellation or termination of such Designated Insurance Policy shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof; provided that, solely with respect to any Mission Success Policy, such Policy may provide that no cancellation or termination of such Policy shall be effective until at least 15 days after receipt by the Collateral Agent of written notice thereof. All insurance proceeds payable to the Collateral Agent pursuant to this Section shall be deposited in the Insurance Account. The Company agrees that it will (x) give prior notice to the Collateral Agent of any meeting referred to in clause (ii) of this subsection, promptly upon request, provide the Collateral Agent with all information referred to in clause (ii) of this subsection and (z) not agree to any adjustment with respect to any claim described in clause (ii) of this subsection without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

         (d) The Company will cause the Collateral Agent to be named as an additional insured party and the loss payee (to the extent that the insurance policy is of a type that provides for a loss payee) on each Designated Insurance Policy any Obligor acquires after the Effective Date pursuant to this Section; provided that, nothing in this subsection shall be construed to require the Company to cause the Collateral Agent to be named as an additional insured party and the loss payee for any Excluded Coverages. Each such insurance policy shall include each of the waivers and provisions described in Section 5.03(c).

         Section 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by it, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing contained in this Section shall prohibit any transaction expressly permitted under Section 5.13.

         Section 5.05. Compliance with Laws. The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         Section 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Agent or any Bank, at such Agent's or Bank's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours, upon reasonable notice and as often as may reasonably be desired by such Agent or such Bank.

         Section 5.07. Investments; Acquisitions. (a) On and after the Effective Date, neither the Company nor any Subsidiary will make, acquire or hold any Investment in any Person other than:

         (i)      Investments in an Obligor;

         (ii)     Temporary Cash Investments;

         (iii) Investments by the Company or any of its Subsidiaries constituting "vendor financing" under contracts entered into in the ordinary course of business;

         (iv) Investments by Magellan and its Subsidiaries in Magellan and its Subsidiaries;

         (v) Investments by MDA and its Subsidiaries permitted by the terms of the MDA Financing;

         (vi) Any payments made (x) by OCC pursuant to the ORBCOMM Global Guaranty or (y) by the Company pursuant to the Magellan Guaranty;

         (vii) Acquisition of (but not exercise of, unless such exercise concurrently would generate Net Cash Proceeds) the option on shares of [CODE2] contemplated by the summary of terms of the transaction described on Schedule 5.13 heretofore furnished to the Banks; and

         (viii) Investments not permitted by clauses (i) - (vii) which (x) were made prior to the Effective Date (or, in the case of Items 6 and 7 in Schedule 5.07, committed to be made prior to the Effective Date),
         (y) were permitted under the Existing Agreement immediately prior to the Effective Date and (z) are set forth on Schedule 5.07 (but not any additional such Investments).

         (b) The Company will not, and will not permit any Subsidiary (other than MDA and its Subsidiaries) to, consummate any acquisition of any other Person or a line of business, division or other business unit of any other Person (whether by purchase of stock or assets, by merger, consolidation or otherwise) without the prior written consent of the Required Banks.

         Section 5.08. Minimum Consolidated Net Worth. Consolidated Net Worth at the last day of any fiscal quarter set forth below will not be less than (i) the amount set forth in the table below opposite such fiscal quarter plus (ii) 50% of Consolidated Net Income for each fiscal quarter of the Company ended after December 31, 2000, which such Consolidated Net Income is positive (but with no deduction on account of any fiscal quarter for which Consolidated Net Income is negative) plus (iii) 100% of the aggregate amount by which Consolidated Net Worth shall have been increased by reason of the issuance and sale after December 31, 2000 and on or prior to such date of any capital stock or the conversion or exchange of any Debt of the Company into or with capital stock of the Company consummated after December 31, 2000 and on or prior to such date.

         ----------------------------------- -----------------------------------
         FISCAL QUARTER ENDED                AMOUNT
         ----------------------------------- -----------------------------------
         12/31/00                            $190,000,000
         ----------------------------------- -----------------------------------
         3/31/01                             $175,000,000
         ----------------------------------- -----------------------------------
         6/30/01                             $165,000,000
         ----------------------------------- -----------------------------------
         9/30/01                             $190,000,000
         ----------------------------------- -----------------------------------
         12/31/01 and thereafter             $190,000,000
         ----------------------------------- -----------------------------------

         Section 5.09. (a) Leverage. The Consolidated Leverage Ratio will at no date during any period set forth below exceed the ratio set forth below opposite such period:

         ----------------------------------- -----------------------------------
         PERIOD                              RATIO
         ----------------------------------- -----------------------------------
         10/1/00-12/31/00                    4.85:1
         ----------------------------------- -----------------------------------
         1/1/01-3/31/01                      4.50:1
         ----------------------------------- -----------------------------------
         4/1/01-6/30/01                      5.35:1
         ----------------------------------- -----------------------------------
         7/1/01-9/30/01                      6.00:1
         ----------------------------------- -----------------------------------
         10/1/01-12/31/01                    2.00:1
         ----------------------------------- -----------------------------------
         1/1/02 and thereafter               2.00:1
         ----------------------------------- -----------------------------------

         (b) Senior Leverage. The Senior Leverage Ratio will at no date during any period set forth below exceed the ratio set forth below opposite such period:

         ----------------------------------- -----------------------------------
         PERIOD                              RATIO
         ----------------------------------- -----------------------------------
         10/1/00-12/31/00                    3.50:1
         ----------------------------------- -----------------------------------
         1/1/01-3/31/01                      3.35:1
         ----------------------------------- -----------------------------------
         4/1/01-6/30/01                      3.35:1
         ----------------------------------- -----------------------------------
         7/1/01-9/30/01                      3.60:1
         ----------------------------------- -----------------------------------
         10/1/01-12/31/01                    2.00:1
         ----------------------------------- -----------------------------------
         1/1/02 and thereafter               1.50:1
         ----------------------------------- -----------------------------------

         Section 5.10. Minimum Operating Cash Flow. (a) The Operating Cash Flow for any period set forth below will not be less than the applicable amount set forth below opposite such period:

         ----------------------------------- -----------------------------------
         MONTH                               AMOUNT
         ----------------------------------- -----------------------------------
         January 2001                        $(14,386)
         ----------------------------------- -----------------------------------
         January 2001-February 2001          $(49,075)
         ----------------------------------- -----------------------------------
         January 2001-March 2001             $(62,406)
         ----------------------------------- -----------------------------------
         January 2001-April 2001             $(55,022)
         ----------------------------------- -----------------------------------
         January 2001-May 2001               $(60,236)
         ----------------------------------- -----------------------------------
         January 2001-June 2001              $(97,375)
         ----------------------------------- -----------------------------------
         January 2001-July 2001              *
         ----------------------------------- -----------------------------------
         January 2001-August 2001            *

         ----------------------------------- -----------------------------------
         January 2001-September 2001         $(105,904)
         ----------------------------------- -----------------------------------
         January 2001-October 2001           *
         ----------------------------------- -----------------------------------
         January 2001-November 2001          *
         ----------------------------------- -----------------------------------
         January 2001-December 2001          $(104,650)
         ----------------------------------- -----------------------------------
         January 2002                        *
         ----------------------------------- -----------------------------------
         January 2002-February 2002          *
         ----------------------------------- -----------------------------------
         January 2002-March 2002             *
         ----------------------------------- -----------------------------------
         January 2002-April 2002             *
         ----------------------------------- -----------------------------------
         January 2002-May 2002               *
         ----------------------------------- -----------------------------------
         January 2002-June 2002              *
         ----------------------------------- -----------------------------------

* The applicable amount determined pursuant to subsection (b).

         (b) On or before the first day of each calendar quarter (i.e., April 1, July 1, October 1 and January 1), the Company will deliver to each Bank a monthly forecast of Operating Cash Flow for the succeeding calendar quarter (e.g., July, August and September 2001 in the case of the forecast delivered on or before April 1, 2001) and a quarterly forecast of Operating Cash Flow for the two quarters following the quarter covered by such monthly forecast, in each case prepared on a basis consistent with the forecasts delivered to the Banks prior to the Effective Date. The Company and the Administrative Agent shall negotiate in good faith in an effort to set by mutual agreement monthly compliance levels under subsection (a) for periods after June 2001 for which no compliance level is specified on a basis consistent with the establishment of the compliance levels specified for the first six months of 2001, taking into account the monthly forecasts delivered by the Company; provided that in the event the Company and the Administrative Agent are unable to reach agreement, such compliance levels shall be as reasonably specified by the Administrative Agent on such basis.

         Section 5.11. Consolidated Loss Ratio. The Consolidated Loss Ratio will not at any time, for the calendar month then most recently ended, exceed 0.50%.

         Section 5.12. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following (each a "PERMITTED LIEN"):

         (a) Liens existing or provided for pursuant to a contract existing as of the Effective Date and listed on Schedule 5.12;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 120 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

         (g) Liens arising in the ordinary course of its business which do not secure Debt or Derivatives Obligations and do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (h)      Liens created pursuant to any of the Financing Documents;

         (i) Liens imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not yet due or which are being contested in good faith and by appropriate proceedings; provided adequate reserves with respect thereto are maintained on the books of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles;

         (j) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; provided any such Lien is either (A) discharged within five days of the date when payment of the obligation secured by such Lien is due or (B) is being contested in good faith and by appropriate proceedings;

         (k) Liens securing judgments for an amount not exceeding $5,000,000 and for a period not resulting in an Event of Default under Section 6.01(k);

         (l) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

         (m) deposits to secure the performance of bids, trade contracts (other than for Debt or Derivatives Obligations), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;

         (n) Liens on any such asset imposed under the Federal Acquisition Regulations to secure advance payments made by the Government under contracts;

         (o) Liens existing or provided for pursuant to a contract to which an Obligor becomes a party as a result of a novation of a contract described in clause 5.12(a);

         (p) Liens on assets of Magellan securing Debt and other obligations of Magellan under the Magellan Financing;

         (q) Liens on cash and cash equivalents (other than any cash or cash equivalents held by MDA or its Subsidiaries) securing letter of credit reimbursement obligations and/or Derivatives Obligations; provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $20,000,000;

         (r) Liens on assets of MDA and its Subsidiaries securing Debt and other obligations of MDA and such subsidiaries under the MDA Financing; and

         (s) Liens on the shares of MDA pursuant to Section 13 of the Secondary Option Agreement contemplated by the MDA Transaction Agreement.

         Section 5.13. Consolidations, Mergers and Sales of Assets. (a) The Company will not consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that nothing contained herein shall prohibit (x) the Company from merging any of its Subsidiaries with and into the Company or (y) the consummation of any Asset Sale permitted by subsection (b).

         (b) Neither the Company nor any Subsidiary (other than MDA and its Subsidiaries) will make any Asset Sale (or, in the case of any Subsidiary other than a Wholly-Owned Domestic Subsidiary, any disposition of assets that would constitute an "Asset Sale" if made by the Company) unless the consideration therefor (x) is determined pursuant to an arm's-length transaction and (y) shall consist solely of cash payable at closing (or assets that will be converted into cash, and are so converted, concurrently with the consummation thereof); provided that nothing in this subsection shall prevent the Company from consummating the transaction described on Schedule 5.13.

         Section 5.14. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company exclusively for normal working capital requirements of the Obligors.

         Section 5.15. Subsidiary Debt. Total Debt of all of the Company's Subsidiaries (excluding (i) Debt hereunder and under the Existing Agreement, and any Guarantees thereof, (ii) Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary of the Company, (iii) Debt of MDA or any of its Subsidiaries and (iv) any Guarantees of the NML Debt), will at no time exceed 5% of Consolidated Net Worth. For purposes of this Section 5.15, any preferred stock of a Subsidiary held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Subsidiary.

         Section 5.16. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment.

         Section 5.17. Additional Collateral; Additional Guarantors; Further Assurances. (a) If the Company or any Wholly-Owned Domestic Subsidiary (other than of MDH) at any time after the Effective Date creates or acquires any new direct Wholly-Owned Subsidiary (each, a "NEW SUBSIDIARY"), the Company shall, within ten days after such creation or acquisition, cause such New Subsidiary to become a party to the Security Agreement (and be subject to all of the obligations of a Subsidiary Debtor thereunder), grant a perfected first priority Lien to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Banks and the other Secured Parties on all of the outstanding capital stock or other equity interests of such New Subsidiary and take, and cause such New Subsidiary and each other Subsidiary to take, all action necessary or (in the opinion of the Collateral Agent or the Required Banks) desirable to perfect and protect the Liens intended to be created by the Financing Documents (including any Financing Documents delivered in connection with such creation or acquisition pursuant to clauses (i) and (ii) of this Section); provided that the Company will not be required to take the actions described in clause (i) of this subsection with respect to any New Subsidiary that is not a Domestic Subsidiary, the Company will not be required to take the actions described in clause (ii) with respect to the capital stock or other equity interests of any New Subsidiary that is not a Domestic Subsidiary to the extent the aggregate capital stock or other equity interests of such New Subsidiary subject to a Lien granted to the Collateral Agent for the benefit of the Banks would exceed 66% of the outstanding voting capital stock or other voting equity interests of such New Subsidiary, and the Company will not be required to take any of the actions described in clauses (i), (ii) or (iii) of this subsection (b) with respect to any New Subsidiary to the extent any such action is prohibited by the terms of any agreement or instrument to which (aa) such New Subsidiary is a party or is bound as in effect on the date such New Subsidiary becomes a Subsidiary of the Company, so long as such agreement or such instrument was not entered into in contemplation of such New Subsidiary becoming a Subsidiary of the Company or
(bb) the Company or any of its Wholly-Owned Domestic Subsidiaries (other than such New Subsidiaries) is a party or is bound as in effect on the Effective Date.

         (b) The Company will use its commercially reasonable efforts to cause to be granted to the Collateral Agent for the benefit of the Banks a perfected Lien on the L1011 aircraft (model number L1011-385-1-15; serial number 193E-1067; registration number N#140SC), subject only to the prior Lien of General Electric Capital Corporation, as promptly as practicable following the Effective Date.

         (c) The Company will deliver such title insurance, surveys and appraisals as the Collateral Agent may reasonably request to the Collateral Agent for the benefit of the Banks as promptly as practicable following the Effective Date.

         (d) The Company will use its commercially reasonable efforts to record in Loudoun County, Virginia a memorandum of the Office Lease dated July 17, 1992 between Transcontinental Realty Investors, Inc. and the Company relating to the property located at 21730 Atlantic Boulevard, Sterling, Virginia, as promptly as practicable following the Effective Date, and upon such recordation, the Collateral Agent will record the Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the date hereof and delivered to the Collateral Agent on the Effective Date and the Company will pay promptly all mortgage recording taxes, intangible taxes or other similar taxes associated therewith. In addition, the Company will deliver to the Collateral Agent within 30 days of the delivery of such deed of trust a lenders' leasehold title insurance policy insuring the Lien created by such deed of trust in an amount equal to $600,000 and otherwise in form and substance reasonably satisfactory to the Collateral Agent but subject to any Permitted Liens and any liens encumbering the fee interest of Transcontinental Realty Investors, Inc.

         Section 5.18. Consolidated Capital Expenditures. (a) The aggregate amount of Consolidated Capital Expenditures for the fiscal year ending December 31, 2001 will not exceed $35,000,000.

         (b) The aggregate amount of Consolidated Capital Expenditures for the two fiscal quarters ending after December 31, 2001 will not exceed in the aggregate $18,000,000.

         Section 5.19. Accounts. The aggregate amount deposited or invested by the Obligors in Deposit Accounts or Securities Accounts which are not Controlled Deposit Accounts or Controlled Securities Accounts (as each of the foregoing terms is defined in the Security Agreement) will at no time exceed $1,500,000.

         Section 5.20. Reduction Event Undertaking. The Company will use commercially reasonable efforts to generate Net Cash Proceeds from Reduction Events in excess of $75,000,000 by June 30, 2001.


                                    ARTICLE 6
                                    Defaults

         Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

         (a) any principal of any Loan or any Reimbursement Obligation shall not be paid when due;

         (b) (i) any fee payable pursuant to Section 2.14 shall not be paid when due or (ii) any interest on any Loan, any fees (other than any fee described in clause (i)) or commissions or any other amount payable under any Financing Document, shall not be paid within one Business Day after the due date thereof;

         (c) the Company shall fail to observe or perform any covenant or agreement contained in Sections 5.01(g), 5.07 to 5.19 inclusive;

         (d) any Obligor shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clauses 6.01(a), 6.01(b) or 6.01(c) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made by any Obligor in any Financing Document, or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Company or any of its Subsidiaries shall fail to make any payment in respect of any Material Debt beyond any notice, grace or cure period applicable with respect thereto;

         (g) any event or condition (other than an event or condition described in Section 6.01(f) shall occur which results in the acceleration of the maturity of any Material Debt or the accelerated termination of binding commitments to lend monies or extend credit in any other form to the Company or any Subsidiary in an aggregate amount in excess of $10,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or the maker of any such commitment, as the case may be, or any Person acting on such holder's or maker's behalf, to accelerate the maturity of such Debt or terminate any such commitment prior to the scheduled termination thereof;

         (h) the Company or any Subsidiary (other than ORBCOMM) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary (other than ORBCOMM) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Company or any Subsidiary (other than ORBCOMM) under the federal bankruptcy laws as now or hereafter in effect;

         (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

         (k) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered by a court of competent jurisdiction against the Company and/or any of its Subsidiaries (other than ORBCOMM) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (l) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

         (m) the Lien created by any Security Document shall at any time and for any reason not constitute a valid and perfected Lien on the Collateral referred to therein subject to no prior or equal Lien other than a Permitted Lien; or

         (n) any Guarantor's Guarantee shall at any time fail to constitute a valid and binding agreement of such Guarantor or any party shall so assert in writing;

         (o)      then, and in every such event, the Administrative Agent shall
(i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause 6.01(h) or 6.01(i) above with respect to any Obligor without any notice to any Obligor or any other act by any Agent or Bank, the Commitments shall thereupon terminate, and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7
                                   The Agents

         Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         Section 7.02. Agents and Affiliates. Each of the Agents in its individual capacity shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent and each of the Agents in its individual capacity and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not an Agent.

         Section 7.03. Action by Agents. The obligations of each Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except, in the case of the Administrative Agent, as expressly provided in Article 6 and in the case of the Collateral Agent, as expressly provided for in the Security Agreements.

         Section 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 7.05. Liability of Agents. None of the Agents, their respective Affiliates nor any of their respective directors, officers, agents, or employees shall be liable to any Bank or any other Agent for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Banks (or such greater number as may be required by Section 8.05) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any Borrowing, (ii) the performance or observance of any of the covenants or agreements of the Company, (iii) the satisfaction of any condition specified in
Article 3 hereof, except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent, (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith or (v) the existence or sufficiency of the Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, their respective Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitee thereunder.

         Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         Section 7.08. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                    ARTICLE 8
                                  Miscellaneous

         Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or any Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by reputable overnight courier, one Business Day after being delivered to such courier, (iii) if given by certified mail (return receipt requested), three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when received at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 shall not be effective until received.

         Section 8.02. No Waiver. No failure or delay by any Agent or any Bank in exercising any right, power or privilege under any of the Financing Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 8.03. Expenses; Documentary Taxes; Indemnification. (a) The Company shall pay (i) all reasonable legal and other out-of-pocket expenses of the Agents, including the reasonable fees and expenses of Davis Polk & Wardwell, special counsel to the Agents, and all reasonable fees and expenses of consultants and other experts consulted by the Agents in connection with (x) the preparation of the Financing Documents, (y) any waiver or consent under the Financing Documents or (z) any amendment of the Financing Documents or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Agent or Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Financing Documents.

         (b) The Company agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by any Agent in connection with its actions as Agent) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of the Financing Documents, the Collateral or any transaction relating thereto; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         Section 8.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Note of the Company held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Note of the Company held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes of the Company held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of the Company held by the Banks shall be shared by the Banks pro rata; provided that if the Bank purchasing such participations (the "SHARING BANK") should subsequently be required to refund such payment to the Company, then each Bank from whom a participation was purchased shall pay to the Sharing Bank its pro rata share of the participations purchased together with its pro rata share of interest on such amount if and to the extent the Sharing Bank is required to pay interest on any refunded amount; provided further that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note in respect of which it is an obligor acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

         Section 8.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of either Agent are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal or interest on any Loan, or any fees hereunder or for termination or scheduled reduction of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or the Notes.

         Section 8.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i), (ii), (iii) or (iv) of Section 8.05 without the consent of the Participant.

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations with respect to its Commitment (and corresponding Loans and Letter of Credit Liabilities), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, the LC Bank and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) if an Assignee is another Bank or an Affiliate of such transferor Bank, no such consent shall be required, and (ii) immediately after giving effect to any such assignment, (x) the transferor Bank's Commitment is equal to either $0 or at least $1,500,000 and (y) the Assignee's Commitment is at least equal to $1,500,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.13.

         (d) Any Bank may at any time assign all or any portion of its rights under the Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         Section 8.07. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 8.08. Proprietary Information. The Administrative Agent and each Bank shall keep confidential any information provided by or on behalf of the Company or any of its Subsidiaries and marked as confidential or proprietary; provided, that nothing herein shall prevent the Administrative Agent or any Bank from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants in accordance with customary banking practices, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) that has become publicly available without breach of any agreement between the parties hereto, (v) as necessary for the exercise of any remedy under any Financing Document or (vi) subject to provisions similar to those contained in this Section, to any prospective Participant or Assignee.

         Section 8.09. Governing Law; Submission to Jurisdiction. Except as otherwise provided for in the Security Agreements, each of the Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 8.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         Section 8.11. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         Section 8.12. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 8.13. Amendment to Registration Rights Agreement. In the event any Warrants are issued pursuant to Section 2.14 of this Agreement and/or the corresponding provision of the Existing Agreement, the Company and the Administrative Agent shall enter into a mutually satisfactory amendment to the Registration Rights Agreement dated as of January 15, 2000 heretofore executed and delivered by them, which will (i) include any such additional Warrants as "Warrants" entitled to the benefits of such agreement and (ii) provide for a one-time demand registration at the expense of the Company, in addition to the piggy-back registrations currently provided for, subject to customary black-out periods and subject to the condition that the Company be eligible to effect such registration on Form S-3 (or its equivalent) at such time.

         Section 8.14. Schedule 5.13. The Banks acknowledge that the terms of the transaction described in the document referenced on Schedule 5.13 and heretofore furnished to them do not contravene any provision of this Agreement and the Banks consent to the terms of such transaction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         ORBITAL SCIENCES CORPORATION


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                         21700 Atlantic Boulevard
                                         Dulles, VA  20166
                                         Attention:
                                         Facsimile number:

Commitment:
----------

$4,350,000                               MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



$4,350,000                               THE BANK OF NOVA SCOTIA


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



$4,350,000                               BANK OF AMERICA, N.A.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



$4,200,000                               FIRST UNION COMMERCIAL
                                              CORPORATION


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

$3,750,000                               DEUTSCHE BANK AG, NEW YORK
                                              AND/OR CAYMAN ISLAND BRANCHES


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



$3,000,000                               KEYBANK NATIONAL ASSOCIATION


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



$2,250,000                               BANK OF TOKYO-MITSUBISHI TRUST
                                               COMPANY


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



$2,250,000                               WACHOVIA BANK, N.A.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

$1,500,000                               CHEVY CHASE BANK


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


--------------------
Total Commitments
====================
$30,000,000


                                         MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Administrative Agent
                                         and as Collateral Agent


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                         60 Wall Street
                                         New York, New York  10260-0060
                                         Attention:
                                         Facsimile number:

                                PRICING SCHEDULE


         Each of "COMMITMENT FEE RATE" and "BASE RATE MARGIN" means, for any day, the sum of (i) the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day plus (ii) for determining the Margin for any day on or after May 1, 2001, 0.50%:

------------------------------------------ ------------ -------------
Pricing Level                              Level I      Level II
------------------------------------------ ------------ -------------
Commitment Fee Rate                             0.625%        0.875%
------------------------------------------ ------------ -------------
Base Rate Margin                                 3.25%         3.75%
------------------------------------------ ------------ -------------

         For purposes of this Schedule, the following terms have the following meanings, subject to the last sentence of this Pricing Schedule:

         "LEVEL I PRICING" applies for any day if, on such day, the Company's senior secured debt is rated B+ or higher by S&P and B1 or higher by Moody's.

         "LEVEL II PRICING" applies for any day if Pricing Level I does not apply.

         "PRICING LEVEL" refers to the determination of which of Level I or Level II applies for any day.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior secured debt of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

         Notwithstanding the foregoing until such time as the senior secured debt of the Company is rated by Moody's, the Pricing Level that exists on any day shall be determined solely with reference to the rating by S&P.